EXHIBIT 23.1






                        CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-97152, No. 33-925, No. 33-28002,
               No.  33-50150 and No.  33-57035; Form S-3 No. 33-13128; Form
               S-4 No. 33-54939) of First Commerce Corporation and in the related Prospectuses of our report dated January 20, 1993 with respect to the consolidated financial statements of Central Corporation for the year ended December 31, 1992 included in this Form 8-K of First Commerce Corporation dated May 15, 1995.


                                                         /s/ Ernst & Young LLP
                                                             Ernst & Young LLP

               New Orleans, Louisiana
               June 1, 1995